Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Brian Markison, the Chief Executive Officer, and Robert J. Marshall, Jr., the Chief Financial Officer, of Lantheus Holdings, Inc. (the “Company”), hereby certify, that, to their knowledge:

1.
The Quarterly Report on Form 10-Q for the period ended September 30, 2025 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2025

/s/ BRIAN MARKISON
Name:	Brian Markison
Title:	Chief Executive Officer
(Principal Executive Officer)

Date: November 6, 2025

/s/ ROBERT J. MARSHALL, JR.
Name:	Robert J. Marshall, Jr.
Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.